UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019 (November 5, 2019)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597		47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1 Vista Way	Anoka	MN	55303
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:  (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2019, the Board of Directors of Vista Outdoor Inc. (the “Company,” or "Vista Outdoor") appointed four new executive officers to its corporate leadership team. Brad Crandell has been named Chief Human Resources Officer; Mark Kowalski has been named Controller and Chief Accounting Officer; Dylan Ramsey has been named Vice President, General Counsel & Corporate Secretary; and Kelly Reisdorf has been named Vice President, Chief Communications and Investor Relations Officer. Mr. Crandell, Mr. Kowalski, Mr. Ramsey and Ms. Reisdorf all previously served in senior roles at Vista Outdoor.
Mr. Crandell, age 56, has served as Vista Outdoor’s Vice President, HR Operations and Talent Acquisition since January 2018. Prior to this role, Mr. Crandell served as Vice President, HR Operations from 2016 to January, 2018 and Sr. Director, HR Operations from 2015 to 2016.  Prior to joining Vista Outdoor, Mr. Crandell served at The ServiceMaster Companies from 2011 to 2015 in two roles including Vice President, Business System Development for the Franchise Services Group and Vice President, HR Planning and Operations across the entire organization. Mr. Crandell earned his Bachelor of Arts from DePauw University.
Mr. Kowalski, age 43, has served as Vista Outdoor’s Controller since January 2019. Prior to this role, Mr. Kowalski served as Interim Controller and Vice President, Tax from 2018 to January, 2019, Vice President, Tax from 2016 to 2018 and Director, Tax from 2015 to 2016. Mr. Kowalski worked in the tax department at Orbital ATK, which spun-off its Sporting Group division to create Vista Outdoor, from 2002 to 2015. Mr. Kowalski earned his Bachelor of Science in Accounting and Masters of Taxation from the University of Minnesota. Mr. Kowalski is a certified public accountant.
Mr. Ramsey, age 42, has served as Vista Outdoor's General Counsel, Business & Corporate Services and Assistant Secretary since April, 2018. Prior to this role, he served as Vista Outdoor's Deputy General Counsel from 2017 to April, 2018 and Associate General Counsel from 2015 to 2017.  Prior to joining Vista Outdoor, Mr. Ramsey practiced corporate and securities law with the legal department at Capital One Financial Corporation from 2012 to 2015 and with the law firms Gibson, Dunn & Crutcher LLP from 2010 to 2012 and Linklaters LLP from 2005 to 2010.  Mr. Ramsey earned his Juris Doctor from the University of Virginia School of Law and his Bachelor of Arts from the University of Pennsylvania.
Ms. Reisdorf, age 41, has has served as Vista Outdoor’s Vice President, Investor Relations since September, 2018. Prior to this role, she served as Vista Outdoor's Vice President, Information Technology from January to September, 2018, Senior Director, Enterprise Applications from 2016 to 2017, and Director, Enterprise Applications from 2015 to 2016. At Orbital ATK, Ms. Reisdorf served in various information technology-related roles from 2007 to 2015. Ms. Reisdorf holds a Bachelor of Arts degree in Business Administration from Bethel University and an MBA in Accounting from Capella University.
In connection with his appointment as Chief Accounting Officer, Mr. Kowalski received an award of restricted stock units to be made pursuant to the Company’s Amended and Restated 2014 Stock Incentive Plan, having a grant date value equal to $50,000, which units shall vest in two equal installments on the first and second anniversaries of the grant date, subject to his continued employment with the Company through the applicable vesting date. No other compensatory arrangements were entered into in connection with the appointments detailed above.

Item 8.01. Other Events
On November 8, 2019, the Company issued a press release announcing the changes to management described in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of November 8, 2019
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

		By:	/s/ Dylan S. Ramsey
		Name:	Dylan S. Ramsey
		Title:	Vice President, General Counsel & Corporate Secretary

Date:	November 8, 2019

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